UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
JAVAKINGCOFFEE, INC.
(Exact name of registrant as specified in its charter)
Nevada	71-0915828
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Suite 248, 811A Ryan Road, Richmond, British Columbia V7A 2E4
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-105068 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.01 par value

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-105068, is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit
Number Description

3.1 Our Articles of Incorporation dated July 15, 2002 (incorporated by reference from our Registration Statement on Form SB-2, filed on May 7, 2003)

3.2. Bylaws (incorporated by reference from our Registration Statement on Form SB-2, filed on May 7, 2003)

5.1 Opinion of Clark, Wilson regarding the legality of the securities being registered (incorporated by reference from our Amended Registration Statement on Form SB-2, Amendment No. 2, filed on February 17, 2004)

10.1 Memorandum of Understanding Among Chen Wu, Udaya Madanayake and Tony Castro (incorporated by reference from our Amended Registration Statement on Form SB-2, Amendment No. 3, filed on March 29, 2004)

23.2 Consent of Dohan and Company, PA (incorporated by reference from our Amended Registration Statement on Form SB-2, Amendment No. 4, filed on April 13, 2004)

24.1 Power of Attorney (contained on the signature pages of this registration statement) (incorporated by reference from our Amended Registration Statement on Form SB-2, Amendment No. 4, filed on April 13, 2004)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JAVAKINGCOFFEE, INC.

Date: April 19, 2004

/s/ Chen Wu
By: Chen Wu, President and CEO